SCHEDULE 14A
                  Information Required in Proxy Statement
                          SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934
                           (AMENDMENT NO.      )

     Filed by the Registrant:  [X]
     Filed by a Party other than the Registrant:  [ ]

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                          CENTRAL NEWSPAPERS, INC.
              (Name Of Registrant As Specified In Its Charter)
                 (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):

     [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6-(i)(3).
     [ ]  Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11.
          (1)  Title of each class of securities to which transaction
               applies:     N/A

          (2)  Aggregate number of securities to which transaction
               applies:     N/A
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 [set forth the amount on which the filing fee is calculated and
               state how it was determined]:     N/A
          (4)  Proposed maximum aggregate value of transaction:
               N/A
          (5)  Total fee paid:
     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
          Form or Schedule and the date of its filing.       N/A
          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

                                             March 23, 1995


     To Our Shareholders:

     The 1995 Annual Meeting of Shareholders of Central Newspapers, Inc. will be held at First Indiana Plaza, 135 North Pennsylvania Street, 7th Floor, Indianapolis, Indiana, on April 18, 1995. The meeting will start promptly at 10:00 A.M., local time.

     We urge you to read the enclosed Notice of Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for 1994, which is not a part of our proxy soliciting material, is enclosed.


     Central Newspapers, Inc.


     /s/Frank E. Russell
     Frank E. Russell
     President and Chief Executive Officer



     Please complete, date, sign and mail promptly the accompanying proxy in the return envelope provided for that purpose, whether or not you plan to attend the meeting.

                                             March 23, 1995



     To Our Shareholders:

     The Annual Meeting of Shareholders of Central Newspapers, Inc. (the "Company") will be held on Tuesday, April 18, 1995, at 10:00 A.M., local time, at First Indiana Plaza, 135 North Pennsylvania Street, 7th Floor, Indianapolis, Indiana.

     The Annual Meeting will be held for the following purposes:

          1. To elect eight directors of the Company, each for a one year term.

          2. To approve the appointment by the Board of Directors of Geo. S. Olive & Co. LLC as auditors for the Company for the fiscal year ending December 31, 1995.

          3. To consider and act upon a proposal by the Board of Directors to approve the Amended and Restated Central Newspapers, Inc. Stock Compensation Plan.

          4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     Shareholders of record at the close of business on March 15, 1995 are entitled to vote at the meeting.



                                        By Order of the Board of
                                        Directors


                                        /s/ Marjorie C. Tarplee
                                        Marjorie C. Tarplee
                                        Secretary

                              PROXY STATEMENT

          The enclosed proxy is solicited by the Board of Directors of Central Newspapers, Inc., an Indiana corporation (the "Company"), the principal executive offices of which are located at 135 North Pennsylvania Street, Indianapolis, Indiana 46204. This Proxy Statement and the enclosed proxy were mailed on or about
     March 23, 1995.

          The enclosed proxy is solicited for use at the Annual Meeting of the Company's shareholders to be held on April 18, 1995, at 10:00 A.M., local time, at First Indiana Plaza, 135 North Pennsylvania Street, 7th Floor, Indianapolis, Indiana and at any adjournment(s) thereof.

          All shares represented by the enclosed proxy will be voted at the meeting in accordance with instructions given by the shareholder, but where no instruction is given, the shares will be voted in favor of the action recommended by the Board of Directors and, in the absence of any recommendation, in accordance with the best judgment of the proxy holders. A shareholder executing and delivering the enclosed proxy may revoke it by a written notice delivered to the Secretary of the Company or in person at the meeting, at any time before it is exercised.

          The entire cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners.

                            PURPOSES OF MEETING

          The purposes of the meeting are (1) to elect eight directors, each for a one year term, (2) to approve the appointment of Geo. S. Olive & Co. LLC as auditors for the Company for the fiscal year ending December 31, 1995, (3) to consider and act upon a proposal by the Board of Directors to approve the Amended and Restated Central Newspapers, Inc. Stock Compensation Plan, and (4) to transact such other business as may properly come before the meeting. The Board of Directors is not aware of any other business which will come before the meeting.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          The close of business on March 15, 1995 has been fixed as the record date for determining which shareholders are entitled to notice of, and to vote at, the meeting and at any adjournment(s) thereof. On that date, 23,487,350 shares of the Company's Class A Common Stock and 31,553,000 shares of the Company's Class B Common Stock were outstanding. The Company has no other class of capital stock outstanding. Each holder of record of Class A Common Stock on the record date will be entitled to 1/10 of a vote for each share registered in his or her name on each matter presented to a vote of the shareholders at the Annual Meeting. Each holder of record of Class B Common Stock on the record date will be entitled to one vote for each share registered in his or her name on each matter presented to a vote of the shareholders at the Annual Meeting. All shares of Class A Common Stock and Class B Common Stock vote together as a single class. A majority of the votes entitled to be cast, in person or by proxy, is necessary for a quorum. Under Indiana law, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. The affirmative vote of a majority of the quorum is required for the election of directors, the ratification of the appointment of the auditors and for the approval of the Amended and Restated Central Newspapers, Inc. Stock Compensation Plan. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of the director nominees will have the same effect as a vote against the particular issue or nominee.

          The persons listed in the following table are known by management to own beneficially more than 5% of the outstanding shares of the Company 's Class A Common Stock or Class B Common Stock. The names and addresses of these persons, and the number and percentage of shares of Class A Common Stock and Class B Common Stock owned beneficially by them as of March 15, 1995 (based on the best information available to the Company on such date) are included in the following table. To the Company's knowledge, each shareholder has sole investment and voting power with respect to the shares shown as beneficially owned by such shareholder unless otherwise indicated.

       Name and Address                                                  Amount and Nature of            Percent
         of Beneficial Owner(1)               Title of Class                 Beneficial Ownership            of Class(2)

         Eugene C. Pulliam Trust              Class A Common Stock                      -0-                     --
                                              Class B Common Stock               22,907,500                   72.6%

         Naomi M. Pulliam                     Class A Common Stock                5,073,600                   21.6%
                                              Class B Common Stock               26,640,000    (3)            84.4%

         Eugene S. Pulliam                    Class A Common Stock                1,768,574    (4)             7.5%
                                              Class B Common Stock               25,235,000    (3)            80.0%

         Frank E. Russell                     Class A Common Stock                  905,820    (5)             3.9%
                                              Class B Common Stock               23,032,500    (3)            73.0%

         Enid Goodrich                        Class A Common Stock                3,935,600    (6)            16.8%
         One Indiana Square, Suite 600        Class B Common Stock                  190,000    (7)               *
         Indianapolis, Indiana 46266

         Liberty Fund, Inc.                   Class A Common Stock                1,232,600                    5.2%
         7440 Shadeland Avenue                Class B Common Stock                  190,000    (7)               *
         Indianapolis, Indiana 46250

         NBD Bank, N.A.                       Class A Common Stock                1,568,800    (8)             6.7%
         One Indiana Square, Suite 600        Class B Common Stock                      -0-                     --
         Indianapolis, Indiana 46266

         Ariel Capital Management, Inc.       Class A Common Stock                2,160,576    (9)             9.2%
         307 North Michigan Avenue            Class B Common Stock                      -0-                    --
         Chicago, Illinois 60601


         *     Less than one percent.
      (1)   Unless otherwise specified, all addresses: c/o Central Newspapers, Inc., 135
            North Pennsylvania Street, Indianapolis, Indiana 46204.
      (2)   Based upon 23,487,350 shares of Class A Common Stock and 31,553,000 shares of
            Class B Common Stock outstanding as of March 15, 1995, which does not include options which are currently exercisable for 569,950 shares of Class A Common
            Stock held by certain officers and employees of the Company.
      (3)   Includes 22,907,500 shares owned by the Eugene C. Pulliam Trust of which Naomi
            M. Pulliam, Eugene S. Pulliam and Frank E. Russell are Trustees.  During the
            term of Naomi M. Pulliam as a Trustee, Mrs. Pulliam controls the decisions of the Trustees.
      (4)   Includes (a) 20,000 shares owned by Jane Pulliam, wife of Eugene S. Pulliam, as to which shares Mr. Pulliam disclaims beneficial ownership, and (b)
            1,729,736 shares held by the Eugene S. Pulliam Trust of which Eugene S.
            Pulliam is the Trustee.  Does not include shares issuable to Mr. Pulliam upon exercise of options granted under the Stock Option Plan (as hereinafter defined).
      (5)   Includes (a) 13,320 shares owned by Nancy M. Russell, wife of Frank E.
            Russell, as to which shares Mr. Russell disclaims beneficial ownership and (b)
            752,000 shares of Class A Common Stock owned by nine separate trusts for which
            Frank E. Russell acts as sole trustee and as to which Mr. Russell disclaims beneficial ownership.  Does not include shares issuable to Mr. Russell upon exercise of options granted under the Stock Option Plan.
      (6)   Includes (a) 217,800 shares held by a trust, of which Enid Goodrich shares the voting power, (b) 1,232,600 shares held by Liberty Fund, Inc., of which Enid
            Goodrich is Vice Chairman and a Director, and (c) 1,251,600 shares held by NBD
            Bank  as agent for Enid Goodrich for which NBD Bank has sole voting power pursuant to a revocable agreement with Enid Goodrich, but with respect to which Enid Goodrich retains sole dispositive power.
      (7)   Includes 190,000 shares held by Liberty Fund, Inc., of which Enid Goodrich is
            Vice Chairman and a Director.
      (8)   Represents shares held by NBD Bank, N.A. as agent for Enid Goodrich for which
            NBD Bank has sole voting power pursuant to a revocable agreement with Enid
            Goodrich, but with respect to which Enid Goodrich retains sole dispositive power.  This information is as of February 3, 1995.
      (9)   Ariel Capital Management, Inc. holds all such shares for client accounts, none of which individually represents more than 5% of the outstanding Class A
            Common Stock, and disclaims beneficial ownership of such shares.  Ariel
            Capital Management, Inc., in its capacity as investment advisor, has sole voting power for 1,869,126 shares, shared voting power for 17,000 shares and sole investment power for 2,160,576 shares.  This information is as of
            February 6, 1995.


                      SECURITY OWNERSHIP OF MANAGEMENT

          The following table sets forth information with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock, as of March 15, 1995, by its directors, director-nominees, named executive officers and all directors and executive officers as a group. Unless otherwise indicated, each shareholder listed below has sole investment and voting power with respect to the shares shown as beneficially owned by him.

         Name of                                                         Number of Shares             Percent of
         Beneficial Owner                Title of Class                  Beneficially Owned (1)          Class(2)

         Kent E. Agness                  Class A Common Stock                  2,000                         *
                                         Class B Common Stock                    -0-                        --

         Malcolm W. Applegate            Class A Common Stock                  8,733    (3)                  *
                                         Class B Common Stock                    -0-                        --

         William A. Franke               Class A Common Stock                  2,000                         *
                                         Class B Common Stock                    -0-                        --

         Eugene S. Pulliam               Class A Common Stock              1,768,574    (5)                7.5%
                                         Class B Common Stock             25,235,000    (4)               80.0%

         Dan Quayle                      Class A Common Stock                 34,850    (8)                  *
                                         Class B Common Stock                 25,000                         *

         James C. Quayle                 Class A Common Stock                651,889    (6)                2.8%
                                         Class B Common Stock                662,500    (7)                2.1%

         Frank E. Russell                Class A Common Stock                905,820    (9)                3.9%
                                         Class B Common Stock             23,032,500    (4)               73.0%

         Wayne D. Wallace                Class A Common Stock                    350                         *
                                         Class B Common Stock                    -0-                        --

         Louis A. Weil, III              Class A Common Stock                  3,260    (10)                 *
                                         Class B Common Stock                    -0-                        --

         All directors and               Class A Common Stock              3,377,476                      14.4%
         executive officers as           Class B Common Stock             26,047,500    (9)               82.6%
         a group (9 persons)

         *     Less than one percent.
      (1)   Does not include shares of Class A Common Stock issuable upon exercise of options issued under the Company's Stock Option Plan.
      (2)   Based upon 23,487,350 shares of Class A Common Stock and 31,553,000 shares of Class B Common Stock outstanding as of March 15, 1995, which does not include options which are currently exercisable for 569,950 shares of Class A Common Stock held by certain officers and employees of the Company.



      (3)   Includes 733 shares are held for the benefit of Mr. Applegate by the
            Savings Plus Plan (as hereinafter defined).
      (4)   Includes 22,907,500 shares owned by the Eugene C. Pulliam Trust of which
            Naomi M. Pulliam, Eugene S. Pulliam and Frank E. Russell are Trustees.
            During the term of Naomi M. Pulliam as a Trustee, Mrs. Pulliam controls the decisions regarding the Trust.
      (5)   Includes (a) 20,000 shares owned by Jane Pulliam, wife of Eugene S.
            Pulliam, as to which shares Mr. Pulliam disclaims beneficial ownership, and (b) 1,729,736 shares held by the Eugene S. Pulliam Trust of which
            Eugene S. Pulliam is the Trustee.
      (6)   Includes (a) 418,900 shares owned by Corinne P. Quayle, wife of James C.
            Quayle, as to which shares Mr. Quayle disclaims beneficial ownership, and (b) 2,661 shares of The C&J Charitable Trust Foundation, of which
            Mr. Quayle is a Co-Trustee, as to which shares Mr. Quayle disclaims beneficial ownership.
      (7)   Includes 305,000 shares owned by Corinne P. Quayle, wife of James C.
            Quayle, as to which shares Mr. Quayle disclaims beneficial ownership.
      (8)   Includes 8,816 shares owned by Marilyn Tucker Quayle, wife of Dan
            Quayle.
      (9)   Includes (a) 13,320 shares owned by Nancy M. Russell, wife of Frank E.
            Russell, as to which shares Mr. Russell disclaims beneficial ownership, and (b) 752,000 shares held in nine separate trusts for which Frank E.
            Russell acts as sole trustee and as to which Mr. Russell disclaims beneficial ownership.
      (10)  Includes 760 shares held for the benefit of Mr. Weil by the Savings Plus
            Plan and 2,500 shares held by the Louis A. Weil III Family Trust.





                        PROPOSAL I -- ELECTION OF DIRECTORS

          Eight directors will be elected at the meeting for a one year term. All of the nominees listed below are currently directors whose present terms of office will expire upon completion of the election at the meeting. Unless otherwise specified by the shareholder, the enclosed proxy will be voted in favor of electing as directors the nominees listed below. If any nominee should be unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors of the Company.

          The name, principal occupation, business experience since 1988, tenure and age of each nominee for election as a director are as set forth below.

          Kent E. Agness, age 45, has been a partner in the law firm of Barnes & Thornburg since 1982. He has been a director of the Company since 1990.

          Malcolm W. Applegate, age 59, has been President of Indianapolis Newspapers, Inc. since May 1993 and General Manager of Indianapolis Newspapers, Inc. since July 1990. From July 1990 to May 1993 he was Vice President of Indianapolis Newspapers, Inc. From 1985 until July 1990, Mr. Applegate was publisher of the Lansing (Michigan) State Journal. He has been a director of the Company since 1991.

          William A. Franke, age 57, has been President of Franke & Company, Inc., Phoenix, Arizona, an investment firm, since 1987. Since September 1992 he has acted as Chairman of the Board of America West Airlines, Inc., an airline carrier, and has acted as its Chief Executive Officer since December 1993. Mr. Franke served as a director of Circle K Corporation, an international convenience store chain, from 1983 to 1993. From November 1989 to June 1990, he performed certain executive duties for Circle K Corporation as Chairman of its Executive Committee, and from June 1990 to July 1993 acted as Chairman of its Special Committee of Directors. He is a director of America West Airlines, Inc. and Phelps Dodge Corporation. He has been a director of the Company since 1990.

          Eugene S. Pulliam, age 80, has been Publisher of The
     Indianapolis Star and The Indianapolis News since 1975 and
     President of Phoenix Newspapers, Inc. since 1979. He has been a director of the Company since 1954. Mr. Pulliam is the brother-in-law of James C. Quayle and the uncle of Dan Quayle.

          Dan Quayle, age 48, has been Chairman of Circle Investors, Inc. and FX Strategic Advisors, Inc. since 1993. He was Vice-President of the United States from January, 1989 to January, 1993 and a United States Senator from January, 1979 to January, 1989. Mr. Quayle is a director of American Standard, Inc. He has been a director of the Company since 1993. Mr. Quayle is the son of James C. Quayle and the nephew of Eugene S. Pulliam.

          James C. Quayle, age 73, has been President of Huntington Newspapers, Inc. since 1964. He has been a director of the Company since 1979. Mr. Quayle is the brother-in-law of Eugene
     S. Pulliam and the father of Dan Quayle.

          Frank E. Russell, age 74, has been President of the Company since 1979. He has been a director of the Company since 1974.

          Louis A. Weil, III, age 53, has been Publisher and Chief Executive Officer of The Arizona Republic and The Phoenix Gazette and Executive Vice President of Phoenix Newspapers, Inc. since July 1991. Mr. Weil served as Publisher of Time from May 1989 to July 1991, and President and Publisher of The Detroit News from May 1987 to May 1989. Mr. Weil serves as a member of the Board of Directors of Global Government Plus Fund, Inc. as well as eleven other investment companies within the Prudential family of mutual funds. He has been a director of the Company since 1991.




                  COMMITTEES OF THE BOARD OF DIRECTORS AND
                         COMPENSATION OF DIRECTORS

          The Board of Directors of the Company has a Nominating
     Committee, an Audit Committee, a Stock Option Committee and a

     Compensation Committee. The Nominating Committee held meetings in March, 1994 and March, 1995. The members of the Nominating Committee are Frank E. Russell (Chairman) and Eugene S. Pulliam. This Committee has the responsibility of nominating individuals to serve on the Board of Directors of the Company.

          Each nominee for election as a director of the Company named herein was recommended by the Nominating Committee. The Nominating Committee will consider nominees recommended by shareholders. Any shareholder who wishes to make such a recommendation to the Nominating Committee should submit the name or names of the individuals being recommended in writing to the Nominating Committee, c/o Marjorie C. Tarplee, Secretary, Central Newspapers, Inc., 135 North Pennsylvania Street, Indianapolis, Indiana 46204 by December 31, 1995.

          The Compensation Committee is responsible for developing the Company's executive compensation policies and for reviewing and determining compensation to be paid to the Chief Executive Officer and the other ten most highly compensated employees of the Company and its subsidiaries. The Compensation Committee held four meetings during 1994. The members of the Compensation Committee are William A. Franke (Chairman), Kent E. Agness, Eugene S. Pulliam and James C. Quayle.

          The Stock Option Committee consists of the outside directors serving on the Compensation Committee. The Stock Option Committee administers, construes and interprets the Central Newspapers, Inc. Stock Option Plan (the "Stock Option Plan").
     The Stock Option Committee did not meet in 1994. The members of the Stock Option Committee are James C. Quayle (Chairman), Kent
     E. Agness and William A. Franke.

          The Audit Committee is responsible for reviewing the services and fees of the Company's independent accountants and the financial statements, accounting practices and adequacy of auditing and internal controls of the Company. Kent E. Agness (Chairman), William A. Franke and Dan Quayle are the members of the Audit Committee. The Audit Committee held two meetings in 1994 and met again in February, 1995 with regard to the Company's audited financial statements for fiscal year 1994.

          The Board of Directors held five meetings during the Company's fiscal year ended December 25, 1994. Every director attended all meetings of the Board of Directors and no director attended fewer than 75% of the aggregate number of meetings of the committees of which he was a member at the time of the meeting.

          Directors who are also employees of the Company receive no director fees or other compensation for acting as a director. Non-employee directors receive an annual retainer of $15,000, $1,000 for each meeting of the Board of Directors attended and $750 for each meeting of a committee of the Board attended. The annual retainer will increase to $20,000 for the directors elected on April 18, 1995. In addition, non-employee directors receive certain life insurance coverage. Kent E. Agness, William
     A. Franke and Dan Quayle receive coverage under split-dollar life insurance arrangements pursuant to which the Company will be reimbursed for premiums paid. The dollar value benefit of the premiums paid pursuant to such policies in 1994 was $5,390, $6,161 and $12,273 for Kent E. Agness, William A. Franke and Dan Quayle, respectively. James C. Quayle receives coverage under a death benefit only arrangement. For 1994, the current year term cost of such insurance for James C. Quayle was $2,674. All directors also participate in the Company's Directors' and Officers' Charitable Award Program. Under this program, upon the death of a participating officer or director, the Company will donate $500,000 to one or more qualifying charitable organizations chosen by the participant and the Company will be reimbursed by life insurance proceeds. Individual participants derive no financial benefit from this program since all charitable deductions accrue solely to the Company. If the Amended and Restated Stock Compensation Plan is approved by the shareholders, each director who is not an employee of the Company will also receive stock options to purchase 1,000 shares of the Company's Class A Common Stock.


                     COMPENSATION OF EXECUTIVE OFFICERS

     Compensation For Services

          The compensation for services rendered to the Company and its primary operating subsidiaries, Phoenix Newspapers, Inc. ("PNI") and Indianapolis Newspapers, Inc. ("INI"), during the fiscal year ended December 25, 1994, paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company is set forth below:


                               SUMMARY COMPENSATION TABLE
                                                        Long Term
                                                        Annual Compensation                    Compensation
                                                                               Other Annual    Securities    All Other
                                                                               Compensa-       Underlying    Compensa-
         Name and Principal Position    Year     Salary ($)      Bonus ($)     tion ($)        Options (#)   tion ($)

         Frank E. Russell               1994      420,983         180,000               (1)         -0-       26,993 (4)
          President and Chief           1993      394,266         100,000               (1)      52,500        4,771 (3)
          Executive Officer             1992      360,933          65,000               (1)      50,000        5,602 (2)

         Wayne D. Wallace               1994      133,483          33,370               (1)         -0-       19,151 (4)
          Treasurer                     1993      123,850          31,250               (1)      11,000       14,649 (3)
                                        1992      116,350          20,000               (1)      10,000       16,280 (2)

         Eugene S. Pulliam              1994       99,727             -0-               (1)         -0-        9,327 (4)
          President of PNI and          1993       99,678             -0-               (1)      25,000        6,563 (3)
          Publisher of the Company's    1992       99,678             -0-               (1)      25,000        6,375 (2)
          Indianapolis Newspapers

         Malcolm W. Applegate           1994      223,067          85,748               (1)         -0-       33,686 (4)
          President and                 1993      198,850          66,600               (1)      22,500       39,298 (3)



          General Manager of INI        1992      184,267          35,000               (1)      20,000       43,917 (2)

         Louis A. Weil, III             1994      371,667         175,313               (1)         -0-       68,854 (4)
          Executive Vice President of   1993      349,125         164,438               (1)      32,000       51,269 (3)
          PNI and Publisher of the      1992      329,317         100,292       305,663 (5)      30,000       59,331 (2)
          Company's Phoenix Newspapers

         (1)   Executive officers of the Company receive certain perquisites, but with respect to this executive officer the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.
      (2)   Includes the following for Messrs. Russell, Wallace, Pulliam, Applegate and Weil, (i) Company matching contributions to the Savings Plus Plan of
            $2,182, $2,182, $1,994, $2,182 and $2,182 for each named executive officer, respectively; and (ii) group term life insurance policy premiums paid by the Company for the period prior to the revision of the
            Company's life insurance arrangements of $1,263, $553, $474, $1,774 and
            $2,218 for each named executive officer, respectively.  In addition, with respect to Messrs. Wallace, Applegate and Weil, this amount includes $13,545, $39,961 and $54,931, respectively, representing the dollar value benefit of premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid.  With respect to Mr. Russell and Mr. Pulliam, this amount includes $2,157 and $3,907, respectively, which represents the premiums paid pursuant to a death benefit only life insurance arrangement.
      (3)   Includes, for Messrs. Russell, Wallace, Pulliam, Applegate and Weil,
            Company matching contributions to the Savings Plus Plan of $2,249,
            $2,249, $1,994, $2,249 and $2,249 for each named executive officer, respectively.  In addition, with respect to Messrs. Wallace, Applegate and Weil, this amount includes $12,400, $37,049 and $49,020, respectively, representing the dollar value benefit of premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid.  With respect to Mr. Russell and Mr.
            Pulliam, this amount includes $2,522 and $4,569, respectively, which represents the premiums paid pursuant to a death benefit only life insurance arrangement.
      (4)   Includes, for Messrs. Russell, Wallace, Pulliam, Applegate and Weil, (i)
            Company matching contributions to the Savings Plus Plan of $4,620,
            $4,620, $3,987, $4,620 and $4,620 for each named executive officer, respectively; and (ii) contributions to the Company's Non-Qualified
            Savings Plan of $19,419, $2,054, $2, $7,733 and $17,259 for each named executive officer, respectively.  In addition, with respect to Messrs.
            Wallace, Applegate and Weil, this amount includes $12,477, $21,333 and
            $46,975, respectively, representing the dollar value benefit of premium payments under split-dollar life insurance policies under which the
            Company will be reimbursed for premiums paid.  With respect to Mr.
            Russell and Mr. Pulliam, this amount includes $2,954 and $5,338, respectively, which represents the current year term cost of the insurance.
      (5)   Includes $271,788 paid to Mr. Weil as reimbursement for moving expenses and interim housing costs associated with Mr. Weil's relocation to
            Phoenix and to compensate him for taxes payable as a result of the reimbursement of these relocation expenses.


     Option Grants, Exercises and Holdings

        No stock options were granted in the fiscal year ended
     December 25, 1994. The following tables set forth information relating to option exercises and holdings with respect to each of the named executive officers in the fiscal year ended December 25, 1994, as well as the end of the fiscal year:


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION VALUES

                                                                                               Value of
                                                                    No. of                     Unexercised
                                                                    Unexercised                In-The-Money
                                                                    Options at                 Options at
                                 Shares           Value             Fiscal Year-End          Fiscal Year-End
                                 Acquired on      Realized At     Exer-       Unexer-      Exer-         Unexer-
         Name
                                 Exercise         Exercise Date   cisable     cisable      cisable (1)   cisable (1)
         Frank E. Russell             0                 --        130,000      52,500       $977,500     $170,625
         Wayne D. Wallace         2,000           $ 22,750         25,000      11,000        186,375       35,750
         Eugene S. Pulliam       10,000            103,750         60,000      25,000        436,250       81,250
         Malcolm W. Applegate     4,000             44,000         42,000      22,500        288,750       73,125
         Louis A. Weil, III       2,500             25,000         57,500      32,000        374,688      104,000

         (1)     Based on the closing price for Class A Common Stock on the last business day of the Company's 1994 fiscal year, which was $27.125 per share.


     Defined Benefit Plans

          The Company maintains the Central Newspapers, Inc. Retirement Plan (the "Pension Plan") for its employees. The Pension Plan is a tax qualified defined benefit plan under the Internal Revenue Code of 1986, as amended (the "Code") and is subject to requirements imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          Employees of the Company and certain of its subsidiaries (collectively, the "Participating Companies") automatically become participants in the Pension Plan on the first day of the month following completion of at least 1,000 hours of service in a designated one year period of employment with the Participating Companies. Benefits are fully vested upon completion of at least five years of service. Benefits also become vested upon a participant's death, disability or attainment of normal retirement age.

          For service prior to 1994, a participant's annual retirement income under the Pension Plan is equal to the sum of his basic credits and his supplemental credits, subject to a special dollar limitation under the Code. However, the Participating Companies have periodically increased the amount of retirement income payable to participants. The Participating Companies contribute amounts to the Pension Plan on a periodic basis which, when aggregated with voluntary employee contributions, are sufficient to fund the Pension Plan in accordance with actuarial assumptions. Benefits are payable upon normal, early or disability retirement and deferred vested benefits are payable on other terminations of employment. Benefits with an actuarial value in excess of $3,500 are payable on a monthly basis. Under certain circumstances, survivor benefits are payable upon the death of a participant.

          For service prior to 1994, a participant generally earns basic credits for each week's participation in the Pension Plan equal to the amount of his weekly earnings, up to $312.00, multiplied by 1-7/8%. A participant may choose to earn supplemental credits for each week of participation in the Pension Plan by voluntarily contributing 3-3/4% of his weekly earnings over $312.00 (including salary, wages, overtime, bonuses and contributions to the Central Newspapers, Inc. Savings Plus Plan (the "Savings Plus Plan")) to the Pension Plan. If a participant chooses to make such voluntary contributions, he receives supplemental credits equal to 60% of the voluntary contributions made each week.

          Effective January 1, 1994 the Pension Plan eliminated the voluntary employee contribution feature, provided future benefits based on the participants' years of service and average compensation at retirement and enhanced the pension benefits of early retirees who begin receiving their benefits before age 65. Specifically, a participant's retirement benefit for periods of service after 1993 equals 1.2% of the participant's average annual compensation for the highest 5 of his last 10 years of employment with the Participating Companies multiplied by his number of years of service with the Participating Companies after 1993. Plan participants who had attained age 50 on December 31, 1993 could elect to continue making voluntary employee contributions and have benefits provided under the pre-1994 plan provisions. The benefits provided to existing retirees and beneficiaries were increased by varying amounts up to ten percent. The Participating Companies have filed a determination request with the Internal Revenue Service seeking its approval of these amendments.

          The aggregate annual benefit payments receivable by a participant under the Pension Plan are subject to a maximum benefit amount equal to the lesser of the following amounts: (i) $118,800 in fiscal 1994 subject to specified limitations and adjustments under the Code; or (ii) 100% of the participant's average annual income (as defined under Section 415 of the Code) from the Participating Companies during the three consecutive years in which the employee was a participant in the Pension Plan and had the greatest aggregate income from the Participating Companies.

          Effective January 1, 1994, the Participating Companies adopted a supplemental retirement plan (the "Supplemental Plan") for those employees who are eligible for split dollar insurance coverage under the Executive Life Insurance Plan and who make more than $150,000 per year (as indexed for inflation each year under Internal Revenue Service rules). The Supplemental Plan allows each participant to accrue a benefit each year equal to:
     (a) the benefits that participant would be entitled to receive under the Pension Plan without regard to the limits imposed by Sections 401(a)(17) and 415 of the Code; minus (b) the benefits that participant is entitled to receive under the Pension Plan.
     Section 401(a)(17) of the Code provides that only the first $150,000 of an individual's annual compensation may be considered in calculating that individual's accrued benefit under the Pension Plan. Section 415 of the Code limits each participant to a $118,800 (indexed for inflation) annual benefit under the Pension Plan. The accrued benefits calculated under this formula are based solely on service on and after January 1, 1994.

          The Supplemental Plan is not tax qualified. Benefits under the Supplemental Plan are payable solely from the general assets of the Participating Companies and are not funded in any manner. Participants are not subject to income tax on their Supplemental Plan benefits until these benefits are actually paid. The actuarial present value of the Supplemental Plan benefits a participant earns each year is currently subject to employment taxes, but will not later be subject to employment taxes when paid to the participant.

          Benefits under the Supplemental Plan are paid in a single lump sum cash payment at the time the participant's employment with the Participating Companies terminates for any reason. If the participant's employment terminates by reason of his or her death, the participant's spouse or other beneficiary designated under the Pension Plan will be entitled to a single lump sum cash payment computed in the same manner as the death benefit he or she is entitled to receive under the Pension Plan. In lieu of a single lump sum cash payment, each participant may make an irrevocable election, within 30 days after becoming a participant in the Supplemental Plan, to have his or her, his or her spouse's or his or her beneficiary's benefits under the Supplemental Plan paid in the same form and at the same time as his or her benefits are paid under the Pension Plan.

          The table below shows the estimated annual benefits expressed in single life annuity form that would be provided by the Pension Plan and the Supplemental Plan (if applicable) for the executive officers named in the cash compensation table if such officers had both attained age 65 and retired on January 1, 1995. All such executive officers have made the maximum possible voluntary contributions to the Pension Plan. For officers currently receiving mandatory distributions, the table shows the amount of benefits expected to be received during 1995.

                                              Estimated Annual
                                      Benefits at January 1, 1995
                                Frank E. Russell                         $68,231.00



                                Wayne D. Wallace                         $26,264.00
                                Eugene S. Pulliam                        $58,589.00
                                Malcolm W. Applegate                     $18,718.00
                                Louis A. Weil, III                       $19,978.00


                       COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

     Statement of Compensation Policies

          The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") is responsible for developing the Company's executive compensation policies. The Compensation Committee has adopted the following list of objectives to be achieved through its compensation of executive officers:

          - Provide compensation opportunities which are comparable to those offered by other similar companies in our industry, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success;

          - Reward key executive officers annually based on an overall assessment of their performance; and

          - Align the interest of executives with the long-term interests of shareholders by enabling executives to develop and maintain a significant, long-term ownership position in the Company's Class A Common Stock.

          At present, the Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive opportunities in the form of stock options.


     Base Salary

          The Compensation Committee determines, on an annual basis, the base salary of the Chief Executive Officer and each of the other ten most highly compensated employees of the Company and its subsidiaries. Base salary levels for the Company's executive officers are targeted to fall into the middle range of salaries offered for comparable positions by other similar companies in the newspaper industry. The Compensation Committee's primary sources of comparative data are the companies selected for inclusion in the index of peer companies used in constructing the performance graph which follows this report, although salary data from other media companies which actively compete with the Company for executive talent is also considered. In determining salaries, the Compensation Committee also takes into account an executive's position, tenure and individual experience and the

     Compensation Committee's subjective assessment of individual performance. None of the factors considered in determining base salaries are assigned relative weights.

          Effective March 1, 1994, the Compensation Committee increased the salary paid to Frank E. Russell, Chief Executive Officer of the Company. This increase reflected the Compensation Committee's subjective assessment of Mr. Russell's individual performance. The increase was also intended to make Mr. Russell's salary more competitive with the salaries paid to chief executive officers by other similar companies in the newspaper industry. Based upon information it has received through compensation consultants and otherwise, the Compensation Committee believes Mr. Russell's base salary is below the median of the range of salaries paid to chief executive officers by other similar companies in the peer group and in the newspaper industry generally.

     Incentive Bonus Awards

          The Compensation Committee is responsible for determining the amount of incentive bonus for the Chief Executive Officer of the Company. In determining the amount of annual incentive bonus paid to Mr. Russell for 1994, the Compensation Committee considered its subjective assessment of (i) Mr. Russell's individual performance, in particular his achievements in completing the successful buy-out of certain minority interests in INI, in planning and managing the significant capital projects undertaken by the Company and in continuing to develop the Company's management team, and (ii) the overall financial performance of the Company. The Compensation Committee also considered information received from an independent compensation consultant which indicates that Mr. Russell's total compensation is below the median of the range of total compensation paid to chief executive officers by other similar companies in the peer group and in the newspaper industry generally. In addition, the Compensation Committee considered the amounts paid as bonuses to Mr. Weil and Mr. Applegate under the MBO Programs (as defined below). The determination of the Compensation Committee was subjective and no relative weight was assigned to any of the particular factors considered by the Compensation Committee in determining the amount of Mr. Russell's bonus for 1994.

          Mr. Weil and Mr. Applegate received bonuses for 1994 pursuant to Management by Objectives Programs at PNI and INI, respectively (the "MBO Programs"). The MBO Programs pay bonuses based upon certain factors, including the achievement of operating income and individual objectives. The operating income goal for each company and the individual objectives for each participating employee are set each year by management of PNI and INI, respectively, and are approved by the Chief Executive Officer of the Company. The Compensation Committee has not been involved in administering the MBO Programs, but has determined that it will review and approve the income goals and individual objectives for the CEO and top ten compensated employees in the future.

          The awards under the MBO Program at PNI are based on three criteria: (i) achievement of an operating income goal by PNI,
     (ii) achievement of individual improvement objectives by each participant, and (iii) evaluations by management of each participant. Each of these criteria is assigned a different weight depending on a participant's level in management, with the achievement of the operating income goal being weighted most heavily (up to 75%) for Mr. Weil and other members of senior management. The level of an individual's participation is determined as a percentage of the participant's base salary, with such percentage being determined based upon the participant's position in management and the amount, if any, by which PNI exceeds its operating income goal.

          The awards under the MBO Program at INI are based upon two criteria: (i) achievement of an operating income goal by INI, and (ii) achievement of individual objectives by each participant. Each of these criteria is equally weighted in determining awards. The level of an individual's participation is determined as a percentage of the participant's base salary, with such percentage being determined based upon the participant's position in management and the amount, if any, by which CNI exceeds its operating income goal.

          The amount of incentive bonus paid to Mr. Wallace for 1994 was determined by the Chief Executive Officer based upon his subjective evaluation of (i) Mr. Wallace's performance in achieving certain individual objectives, and (ii) the overall financial performance of the Company. Mr. Russell's determination was subjective and no relative weight was assigned to any of the particular factors considered by Mr. Russell in determining Mr. Wallace's bonus for 1994.

     Stock Option Awards

          The Central Newspapers, Inc. Stock Option Plan is the
     Company's long-term incentive plan for executive officers and key managers. Option grants are made by the Stock Option Committee, which consists of the three members of the Compensation Committee who are outside directors.

          No stock options were granted during fiscal year 1994. The grant of options which otherwise would have occurred in fiscal year 1994 was delayed to give the Compensation Committee an opportunity to consider the recommendations of an independent compensation consultant retained by the Company to study the Company's executive compensation, including the methods used in determining the size of option grants. The review of recommendations with respect to stock options was completed in early 1995 and the Stock Option Committee anticipates making the delayed option grant in the near future.

     Deductibility of Executive Compensation

          Section 162(m) of the Internal Revenue Code, enacted in 1993 and applicable to the Company beginning with its 1995 fiscal year, generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and the four other most highly compensated executive officers. Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Certain of the provisions of the proposed Amended and Restated Central Newspapers, Inc. Stock Compensation Plan described herein are intended to permit the grant of stock options and restricted stock awards that will qualify as performance-based compensation for purposes of Section 162(m). Even though the amount of compensation which was paid in fiscal 1994 to individual executive officers was substantially less than $1 million, the Compensation Committee is continuing to consider whether other aspects of the Company's executive compensation program should be amended to meet the deductibility requirements of Section 162(m).

         William A. Franke, Chairman         James C. Quayle, Chairman       Frank E. Russell,
         Kent E. Agness                      Kent E. Agness                  Chief Executive Officer
         Eugene S. Pulliam                   William A. Franke                 (with respect to the determina-
         James C. Quayle                     Members of the Stock              tion of bonuses pursuant to the
         Members of the Compensation          Option Committee                 MBO Programs and the
           Committee                                                           determination of the bonus for
                                                                               Wayne D. Wallace)

     February 21, 1995

                            COMPANY PERFORMANCE


          The following graph show a comparison of cumulative total returns for the Company's Class A Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500") and an index of peer companies selected by the Company.


     COMPARISON OF FIVE FISCAL YEAR CUMULATIVE TOTAL RETURN (1)
     Among Central Newspapers, Inc., S & P 500 and a Peer Group (2)











                                        12/31/89     12/30/90     12/29/91     12/27/92    12/26/93     12/25/94
         Central Newspapers Inc           100           76           87          104         130          132
         Peer Group                       100           80           90          112         125          118
         S & P 500                        100           97          126          136         150          152

















         (1) The total cumulative return on investment (change in the year end stock price plus reinvested dividends) (the "Total Return") for the Company's Class A Common Stock is based on a $100 investment as of the market close on December 31, 1989 (the trading day prior to the beginning of the Company's fifth preceding fiscal year). Total Return for the peer group and the S & P 500 is based on a $100 investment as of December 31, 1989. The Total Return for the Class A Common Stock, the peer group and the S & P 500 is shown through December 25, 1994.



     (2) Investment in the peer group is weighted based on market capitalization as of December 31, 1989. Companies in the peer group are as follows: Gannett Co., Inc., Knight-Ridder, Inc., Lee Enterprises, Incorporated, McClatchy Newspapers, Inc., The New York Times Company, Pulitzer Publishing Company, The E.W. Scripps Company, Tribune Company and The Washington Post Company.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Compensation Committee of the Company's Board of Directors is composed of William A. Franke (Chairman), Kent E. Agness, Eugene S. Pulliam and James C. Quayle. Eugene S. Pulliam is the Executive Vice President of the Company, the President of PNI and Publisher of the Company's Indianapolis newspapers. The members of the Stock Option Committee of the Board of Directors are James C. Quayle (Chairman), Kent E. Agness and William A. Franke. Frank E. Russell, Chief Executive Officer and a Director of the Company, is responsible for determining or approving the amount of incentive bonuses awards for certain of the Company's executive officers other than himself. See "Compensation Committee Report on Executive Compensation - Incentive Bonus Awards."

          On September 17, 1992, PNI became the holder of a $544,500 promissory note of America West Airlines, Inc. The note was issued pursuant to a facility in which a number of lenders extended debtor-in-possession financing to America West Airlines, Inc. while it was operating in Chapter 11 under the Federal bankruptcy laws. The note, which provided for the payment of interest at a rate of 3.5% in excess of the London Interbank Offered Rate, was paid on August 25, 1994. William A. Franke became the Chairman of the Board of America West Airlines, Inc. on September 17, 1992 and currently acts as its Chief Executive Officer.


     TERMINATION OF EMPLOYMENT ARRANGEMENTS

          Louis A. Weil, III, Executive Vice President of PNI and Publisher of the Company's Phoenix Newspapers, is party to a Termination Benefits Agreement, dated as of August 1, 1991, with PNI which entitles him to receive a payment from PNI in the event he is terminated for any reason other than cause (as defined in the agreement) or his death, total disability or attainment of age 65. Such payment shall be in an amount equal to ten percent (10%) of Mr. Weil's annual base salary on the date of termination for each full six months of service prior to termination, provided that such payment is limited to 100% of Mr. Weil's annual base salary.


     PROPOSAL II -- APPROVAL OF AUDITORS

          The Board of Directors has selected, subject to the approval of the shareholders, the firm of Geo. S. Olive & Co. LLC, certified public accountants, as independent accountants to audit the financial statements of the Company for its fiscal year ending December 31, 1995. Geo. S. Olive & Co. LLC is a successor firm to Geo. S. Olive & Co. which has served in that capacity for over 40 years. Representatives of Geo. S. Olive & Co. LLC will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF GEO. S. OLIVE & CO. LLC AS AUDITORS FOR FISCAL 1995.


                    PROPOSAL III -- APPROVAL OF AMENDED
                    AND RESTATED STOCK COMPENSATION PLAN

          On March 21, 1995 the Board of Directors adopted the Amended and Restated Central Newspapers, Inc. Stock Compensation Plan (the "Stock Plan"), subject to shareholder approval at the 1995 Annual Meeting of Shareholders. The Stock Plan amends and restates the Company's existing Stock Option Plan for the purpose of: (i) permitting the grant of restricted stock; (ii) providing for the annual grant of stock options to non-employee members of the Board of Directors ("Director Options"); (iii) increasing the number of shares available for issuance pursuant to the Stock Plan to 3,000,000; and (iv) adding provisions which would permit stock options or restricted stock granted to the Chief Executive Officer and the four other most highly compensated executive officers of the Company to constitute qualified performance-based compensation excluded from the deduction limits of Section 162(m) of the Code ("Qualified Awards"). See "Compensation Committee Report on Executive Compensation - Deductibility of Executive Compensation" herein. The following summary of certain provisions of the Stock Plan does not purport to be complete and is qualified in its entirety by reference to the Stock Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

     General Information

          The overall purpose of the Stock Plan is to provide key employees and non-employee directors of the Company with an increased incentive to work for the success of the Company and its subsidiaries, thereby enabling the Company to attract and retain capable executive personnel. The Stock Plan will be administered generally by a committee appointed by the Board of Directors (the "Committee"). However, provisions of the Stock Plan relating to the grant of Qualified Awards shall be administered and interpreted only by members of the Committee who qualify as an "outside director" within the meaning of Section 162(m) of the Code. The provisions of the Stock Plan relating to Director Options are intended to be self-administering; however, in certain cases such provisions will be administered and interpreted by those members of the Board of Directors who are not eligible to receive Director Options.

     Shares Subject to Stock Plan

          Subject to adjustment as described below, a maximum of 3,000,000 shares of the Company's Class A Common Stock may be issued for grants under the Stock Plan. As of December 25, 1994, there were options for 868,450 shares of the Company's Class A Common Stock outstanding under the Company's current Stock Option Plan and 144,050 shares which had been acquired upon exercise of stock options granted pursuant to the Company's current Stock Option Plan. In the event of a recapitalization, stock split, stock dividend, combination of shares or other relevant change affecting the Company's Class A Common Stock, the Stock Plan provides that adjustments may be made to the number of shares available for grants and to the number of shares and exercise price under outstanding grants made before the event.

     Grants Under the Stock Plan

          Stock Options. Under the Stock Plan, the Committee may grant non-qualified options and Incentive Stock Options ("ISOs"). The Committee shall establish the option price, which may not be less than 100% of the fair market value of the Company's Class A Common Stock on the date of grant. The term of the option and the period during which it may be exercised are also established by the Committee, subject to provisions relating to death, retirement or disability and provided that the term may not exceed ten years. The option price may be satisfied in cash or, if permitted by the Committee, by delivering to the Company previously acquired shares of the Company's Class A Common Stock, or a combination of cash and shares, having an aggregate fair market value equal to the total option price. In order for stock options granted under the Stock Plan to constitute Qualified Awards, the Chief Executive Officer may not receive options for more than 100,000 shares in any fiscal year under the Stock Plan and each of the four other most highly compensated executive officers of the Company may not receive options for more than 50,000 shares in any fiscal year under the Stock Plan.

          Restricted Stock Grants. The Committee may also issue shares of Class A Common Stock under a restricted stock grant. The grantees will not be permitted to sell, assign, pledge or otherwise transfer the shares of Class A Common Stock subject to such a grant until the lapse of the restrictions specified and/or the attainment of certain certified objective performance goals. A stock certificate will be issued to the grantee, but will be subject to forfeiture upon the failure to meet the restrictions specified by the grant. The grantee will, however, be entitled to vote the shares and receive dividends during the period prior to the lapse of the restrictions. In order for restricted stock granted under the Stock Plan to constitute Qualified Awards, (i) the grant must be subject to forfeiture if the Company or a subsidiary does not meet a specified operating income target,
     (ii) the Chief Executive Officer may not receive more than 20,000 restricted shares in any fiscal year under the Stock Plan and,
     (iii) each of the four other most highly compensated executive officers of the Company may not receive more than 10,000 restricted shares in any fiscal year under the Stock Plan.

          Director Options. Under the terms of the Stock Plan, on the first day following each Annual Meeting of Shareholders, each director who is not employed by the Company and who has been elected to the Board of Directors at such meeting will automatically be granted Director Options to purchase 1,000 shares of the Company's Class A Common Stock. Each Director Option granted under the Stock Plan shall be a non-qualified stock option. The option price shall be 100% of the fair market value of the Company's Class A Common Stock on the date of the grant. The Director Option will be exercisable at any time during the period that begins six months after the date of grant and shall terminate on the ten year anniversary of the grant date, subject to provisions relating to death, retirement or disability. The option price may be satisfied in cash or by delivering to the Company previously acquired shares of Class A Common Stock, or a combination of cash and shares, having a fair market value equal to the option price.

     Federal Income Tax Consequences

          The grant of a stock option (including Director Options) will not result in taxable income at the time of grant for the optionee or the Company. A grantee will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a non-qualified stock option, a grantee will recognize ordinary income in the amount by which the fair market value exceeds the option price; the Company will be entitled to a deduction for the same amount.

          The award of shares of Class A Common Stock under a restricted stock grant will not result in taxable income to the grantee at the time of the award as long as the shares are subject to a substantial risk of forfeiture. At the time the shares are no longer subject to substantial risk of forfeiture, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares at the time the restrictions lapse, and the Company will be entitled to a deduction for the same amount.

     Value of Grants

          No grants of stock options or restricted stock under the Stock Plan have been made since the date of its adoption by the Board of Directors on March 21, 1995. Therefore, the value of any future awards are not determinable. For information regarding the option exercises and holdings for the fiscal year ended December 25, 1994 with respect to each of the executive officers named in the Summary Compensation Table, see "Compensation of Executive Officers - Option Grants, Exercises and Holdings" herein.

          No grants of Director Options under the Stock Plan have been made as of the date of this Proxy Statement. The following table sets forth summary information concerning the hypothetical value of grants of Director Options to all eligible directors under the Stock Plan as of December 25, 1994, based on the assumption that such grants were made as of April 22, 1994 (the day following the 1994 Annual Meeting of Shareholders):

            Plan Participants             Number of Shares     Dollar Value(1)
            Kent E. Agness                1,000                   $2,375.00
            William A. Franke             1,000                   $2,375.00
            Dan Quayle                    1,000                   $2,375.00



            James C. Quayle               1,000                   $2,375.00
            Non-Employee Directors        4,000                   $9,500.00
              as a Group

      ___________________

      (1)   Assumes a per share stock price of $27.125 (the closing price of the
            Company's common stock on December 25, 1994), a per share exercise price of $24.75 (the closing price of the Company's common stock on April 22,
            1994) and that all Director Options were exercisable.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE STOCK PLAN.


                 TRANSACTIONS WITH CERTAIN RELATED PERSONS

          The Company retains as its legal counsel the law firm of Barnes & Thornburg, of which Kent E. Agness is a partner. The amount of fees paid to Barnes & Thornburg for the 1994 fiscal year was less than 5% of the Company's gross revenues for such fiscal year and less than 5% of Barnes & Thornburg's gross revenues for the same period.


                      COMPLIANCE WITH SECTION 16(a) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1994. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, with respect to the fiscal year ended December 25, 1994, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent shareholders were complied with, except that Forms 5 for the fiscal year ending December 25, 1994 for Messrs. Applegate, Pulliam, James Quayle and Weil were filed late. However, such filings were made within one week of the filing deadline.

                           SHAREHOLDER PROPOSALS

          The Company's Code of By-Laws provides that only such business may be conducted at a meeting of shareholders as shall have been properly brought before the meeting and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To properly bring business before the meeting of shareholders, written notice thereof must be delivered to or mailed and received by the Secretary of the Company not less than ten (10) days prior to the meeting. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the Company's shareholder list, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business.

          Shareholders of the Company may also nominate persons for election to the Board of Directors by providing written notice to the Secretary of the Company. Such notice must be delivered to or mailed and received at the principal office of the Company not less than ten (10) days prior to the meeting and must set forth as to each person whom the shareholder proposes to nominate
     (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to serving as a director if elected), and (e) the qualifications of the nominee to serve as a director of the Company. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

          Proposals of shareholders intended to be presented at the next Annual Meeting to be held in April, 1996 must be received by the Company at its principal executive offices for inclusion in the Proxy Statement and form of proxy relating to that meeting no later than December 31, 1995.


                               ANNUAL REPORT

          The Annual Report for the Company's fiscal year ended
     December 25, 1994, is being mailed with this Proxy Statement to all shareholders. The Annual Report is not a part of the proxy soliciting material.

                               OTHER MATTERS

          Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof. Management is not aware of any business to come before the Annual Meeting other than that described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                                                             EXHIBIT A

                            AMENDED AND RESTATED
                          CENTRAL NEWSPAPERS, INC.
                          STOCK COMPENSATION PLAN


           1. Purpose. The purpose of the Central Newspapers, Inc. Stock Option Plan (the "Plan") is to provide to certain key employees and non-employee directors of Central Newspapers, Inc. (the "Corporation") and other key employees of any of the 50% or greater owned subsidiaries of the Corporation or 50% or greater owned subsidiaries of a 50% or greater owned subsidiary of the Corporation (individually a "Subsidiary" and collectively the "Subsidiaries") who are materially responsible for the management or operation of the business of the Corporation or a Subsidiary, a favorable opportunity to acquire Class A Common Stock without par value of the Corporation ("Common Stock"), thereby providing them with an increased incentive to work for the success of the Corporation and the Subsidiaries and better enabling the Corporation and the Subsidiaries to attract and retain capable executive personnel. The three means by which an individual may acquire Common Stock are:

               (a) the grant to a key employee of an option to acquire shares of Common Stock (an "Option") in accordance with Section 5 or Section 8;

               (b) the award to a key employee of shares of Common Stock without the payment of consideration therefor (an
          "Award") in accordance with Section 6 or Section 8; and

               (c) the grant to a member of the Board of Directors of the Corporation who is not employed by the Corporation (an "Outside Director") of an option to acquire shares of Common Stock (a "Director Option") in accordance with Section 7.

           2. Administration of the Plan. Except with respect to Director Options granted pursuant to Section 7, the Plan shall be administered, construed and interpreted by a committee (the "Committee"), consisting of at least three (3) members of the Board of Directors of the Corporation, who shall be designated from time to time by the Board of Directors of the Corporation. No member of the Committee shall be eligible, at any time when he or she is such a member or within one (1) year prior to his or her appointment to the Committee, to be granted an Option or Award under the Plan or to be selected as a person to whom stock, stock options, or stock appreciation rights may be allocated or granted under any other plan of the Corporation or a Subsidiary. The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee. The Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

               (a) the individuals (the "Optionees") to whom Options or successive Options shall be granted under the Plan;

               (b) the individuals ("Recipients") to whom Awards shall be granted under the Plan;

               (c) the time when Options and/or Awards shall be granted hereunder;

               (d) the number of shares of Common Stock of the Corporation to be covered under each Option;

               (e) the number of shares of Common Stock of the Corporation to be awarded under each Award;

               (f) the option price to be paid upon the exercise of each Option;

               (g) the period within which each Option may be exercised;

               (h) the extent to which an Option is an incentive stock option or a non-qualified stock option;

               (i) the terms and conditions of the respective option agreements by which Options granted shall be evidenced; and

               (j) the terms and conditions of the respective stock award agreements by which Awards shall be evidenced.

     The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable in the administration of the Plan.

          Those members of the Committee who are currently "outside directors" as defined in Prop. Reg. Section 1.162-27(e)(3) shall constitute a subcommittee (the "Incentive Compensation Subcommittee") which shall administer and interpret the provisions of Section 8 of this Plan. In the event that there are, at any time, fewer than two members of the Incentive Compensation Subcommittee, the Board of Directors shall appoint, from its remaining members, one or more additional Incentive Compensation Subcommittee members so that the Incentive Compensation Subcommittee shall include at least two "outside directors" as defined in Prop. Reg. Section 1.162-27(e)(3).

          Those provisions of the Plan (including, but not limited to, Section 7) that are applicable to the administration, construction or interpretation of Director Options (the "Director Option Provisions") shall be administered, construed and interpreted by those members of the Board of Directors of the Corporation who are not Outside Directors (the "Inside Directors"). The decision of a majority of the Inside Directors shall constitute the decision of the Inside Directors in the aggregate, and the Inside Directors may act either at a meeting at which a majority of the Inside Directors is present or by a written consent signed by all the Inside Directors. The Inside Directors shall have the sole, final and conclusive authority to interpret and construe the Director Option Provisions and to prescribe, amend and rescind rules and regulations relating to the Director Option Provisions.

           3. Eligibility. The Committee may, consistent with the purposes of the Plan, grant Options or make Awards to officers and other key employees of the Corporation or of a Subsidiary who, in the opinion of the Committee, are from time to time materially responsible for the management or operation of the business of the Corporation or of a Subsidiary; provided, however, that in no event may any employee who owns (after application of the ownership rules in Section 425(d) of the Internal Revenue Code of 1986, as amended, and any rules or regulations promulgated thereunder (the "Code")) shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation be granted an incentive stock option hereunder unless, at the time such incentive stock option is granted, the option price is at least 110% of the fair market value of the Common Stock subject to the incentive stock option and such incentive stock option by its terms is not exercisable after the expiration of five (5) years from the date such incentive stock option is granted. Subject to the provisions of Section 4 hereof, an individual who has been granted an Option or Award under the Plan, if otherwise eligible, may be granted additional Options or Awards if the Committee shall so determine.

           4. Stock Subject to the Plan. There shall be reserved for issuance upon the exercise of Options granted, or for the purpose of making Awards, under the Plan, three million (3,000,000) shares of the Corporation's Class A Common Stock which will be authorized but unissued shares of the Corporation. Subject to
     Section 10 hereof, the shares granted pursuant to an Award and/or for which Options and/or Director Options may be granted under the Plan shall not exceed that number. If any Option or Director Option shall expire or terminate for any reason without having been exercised in full or if any shares of Common Stock awarded pursuant to an Award are forfeited, the unpurchased or forfeited shares subject thereto shall (unless the Plan shall have terminated) become available for other Options, Director Options or Awards under the Plan.

           5. Terms of Option. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee and shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

               (a) Option Price. The price to be paid for shares of Common Stock upon the exercise of each Option shall be determined by the Committee at the time such Option is granted, but such price in no event shall be less than the fair market value, as determined by the Committee consistent with the requirements of Section 422A of the Code, of the Common Stock on the date on which such Option is granted.

               (b) Period for Exercise of Option. An Option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time such Option is granted, but such period in no event shall exceed ten (10) years from the date on which such Option is granted; provided, however, that no incentive stock option shall be exercisable prior to the date on which the Plan is approved by the shareholders of the Corporation as required by
          Section 422A of the Code.

               (c) Exercise of Options. The option price of each share of Common Stock purchased upon exercise of an Option shall be paid in full in cash at the time of such exercise; provided, however, that an Optionee may, with the approval of the Committee, exercise an Option in whole or in part by tendering to the Corporation whole shares of Common Stock or any combination of whole shares of Common Stock and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the Option is being exercised. For this purpose, the fair market value of the shares tendered by the Optionee shall be computed as of the exercise date in such manner as determined by the Committee consistent with the requirements of Section 422A of the Code. The Committee shall have the authority to grant Options exercisable in full at any time during their term or exercisable in such quotas as the Committee shall determine. An Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares which have become subject to purchase pursuant to the terms of the Option (including, without limitation, any quotas with respect to Option exercise) or the Plan.

               (d) Termination of Option. Any Option granted to an Optionee shall terminate as of the date the Optionee ceases to be an employee of the Corporation or of the Subsidiaries for any reason other than retirement, permanent and total disability (within the meaning of Section 105(d)(4) of the Code), or death. Leave of absence approved by the Committee shall not constitute cessation of employment. If an Optionee ceases to be an employee of the Corporation or the Subsidiaries by reason of retirement, any Option granted to that Optionee may be exercised by the Optionee in whole or in part within three (3) years after the date of the Optionee's retirement whether or not the Option was otherwise exercisable at the date of such retirement. (The term "retirement" as used herein means such termination of employment on or after attaining age 60). If an Optionee ceases to be an employee of the Corporation or the Subsidiaries by reason of permanent and total disability (within the meaning of Section 105(d)(4) of the Code), any Option granted to that Optionee may be exercised by the Optionee in whole or in part within three (3) years after the date of the Optionee's termination of employment by reason of such disability whether or not the Option was otherwise exercisable at the date of such termination of employment. If an Optionee dies while in the employ of the Corporation or the Subsidiaries, any Option granted to that Optionee may be exercised in whole or in part by the executor or administrator of the Optionee's estate or by the person or persons entitled to the Option by will or by applicable laws of descent and distribution within three (3) years after the date of the Optionee's death, whether or not the Option was otherwise exercisable at the date of the Optionee's death. Notwithstanding the foregoing provisions of this subsection (d), no Option shall in any event be exercisable after the expiration of the period fixed by the Committee in accordance with subsection (b) above.

               (e) Nontransferability of Option. An Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee shall be exercisable only by the Optionee, except that any non-qualified stock options granted hereunder may be transferred by an Optionee who is not subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, to a revocable trust or any other trust qualifying as a "grantor trust" under Sections 671-677 of the Code to be held during the lifetime of the Optionee for his or her benefit.

               (f) Maximum Incentive Stock Options. The aggregate fair market value (determined as of the time the incentive stock option is granted) of Common Stock subject to incentive stock options that are exercisable for the first time by an employee during any calendar year under the Plan or any other plan of the Corporation or any Subsidiary shall not exceed $100,000. For this purpose, the fair market value of such shares shall be determined as of the date the incentive stock option is granted and shall be computed in such manner as shall be determined by the Committee consistent with the requirements of Section 422A of the Code. If the immediate exercisability of incentive stock options arising from the retirement, death or permanent and total disability of an Optionee pursuant to Section 5(d) above would cause this $100,000 limitation to be exceeded for an Optionee, the Committee shall convert as of the date on which such incentive stock options become exercisable all or a portion of the outstanding incentive stock options held by such Optionee to non-qualified stock options to the extent necessary to comply with the $100,000 limitation.

               (g) Tax Benefit. The Committee may, in its sole discretion, include a provision in any non-qualified stock option agreement that provides for an additional cash payment from the Corporation to the Optionee of such non-qualified option as soon as practicable after the exercise date of such non-qualified stock option equal to all or a portion of the tax benefit to be received by the Corporation attributable to its federal income tax deduction resulting from the exercise of such non-qualified stock option.

               (h) Certificates. The certificate or certificates for the shares issuable upon an exercise of an Option shall be issued as promptly as practicable after such exercise. An Optionee shall not have any rights of a shareholder in respect to the shares of Common Stock subject to an Option until the date of issuance of a stock certificate for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an Option, a fractional share would otherwise be issuable, then the Corporation shall pay cash in lieu thereof.

               (i) No Right to Continued Service. Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ of the Corporation or its Subsidiaries or affect any rights the Corporation, a Subsidiary or the shareholders of the Corporation may have to terminate that person's service at any time.

           6. Terms of Award. Each Award made under the Plan shall be evidenced by a Stock Award Agreement between the Corporation and the Recipient and shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

               (a) Number of Shares. The Stock Award Agreement shall evidence the number of shares of Common Stock subject to the Award.

               (b) Transfer Restrictions. None of the shares of Common Stock subject to an Award may be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Recipient except upon the lapse of those restrictions and/or the attainment of those objective performance goals specified in the Stock Award Agreement. The shares of Common Stock subject to an Award shall be forfeited to the Corporation upon the Recipient's termination of employment with the Corporation or its Subsidiaries (other than termination of employment due to the Recipient's permanent and total disability (within the meaning of Section 105(d)(4) of the Code) or death) prior to the date any restrictions lapse or objective performance goals are achieved in accordance with the preceding sentence. Leave of absence approved by the Committee shall not constitute cessation of employment.

               (c) Death or Disability. Upon the Recipient's death or permanent and total disability (within the meaning of Section 105(d)(4) of the Code) prior to the date any restrictions lapse or objective performance goals are achieved in accordance with Section 6(b), the shares of Common Stock subject to an Award shall become freely transferable by the Recipient or the executor or administrator of the Recipient's estate or by the person or persons entitled to the shares by will or by applicable laws of descent and distribution.

               (d) Tax Benefit. The Committee may, in its sole discretion, include a provision in any Stock Award Agreement that provides for an additional cash payment from the Corporation to the Recipient as soon as practicable after an Award is no longer subject to a substantial risk of forfeiture under Section 83(b) of the Code (or such other time as the Recipient first becomes subject to federal income tax as the result of the receipt of an Award) equal to all or a portion of the tax benefit to be received by the Corporation attributable to its federal income tax deduction resulting from the Award.

               (e) Certificates. The certificate or certificates for the shares subject to an Award shall be issued as promptly as practicable after such Award. Subject to the restrictions set forth in Section 6(b), a Recipient shall have all rights of a shareholder (including any voting rights and the right to receive dividends) with respect to the shares of Common Stock subject to an Award as of the date of issuance of a stock certificate for such shares.

               (f) No Right to Continued Service. Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ of the Corporation or its Subsidiaries or affect any rights of the Corporation or a Subsidiary may have to terminate that person's service at any time.

           7. Director Options. Director Options shall be granted as of the first day following each annual meeting of the Corporation's shareholders (a "Grant Date"). As of each Grant Date, each Outside Director serving as a director of the Corporation on that Grant Date shall automatically be granted a Director Option to purchase 1,000 shares of Common Stock. Each Director Option granted under the Plan shall be a non-qualified stock option and shall be evidenced by a Director Stock Option Agreement between the Corporation and the Outside Director. The Director Stock Option Agreement shall specify the number of shares of Common Stock subject to the Director Option and shall also be subject to the following terms and conditions:

               (a) Director Option Price. The price to be paid for shares of Common Stock upon the exercise of each Director Option shall be the average of the high and low prices of the Common Stock as traded on the New York Stock Exchange on the Grant Date; provided, however, that if the Grant Date falls on a day when shares of Common Stock are not traded, the option price of the Director Option shall be determined as of the first day following the Grant Date on which such shares are traded on the New York Stock Exchange.

               (b)  Period for Exercise of Director Option.  A
          Director Option shall be exercisable any time during the period that begins six months after the Grant Date on which such Director Option is granted and that ends on the ten
          (10) year anniversary of that Grant Date.

               (c) Exercise of Director Options. The option price of each share of Common Stock purchased upon exercise of a Director Option shall be paid in full in cash at the time of such exercise; provided, however, that an Outside Director may exercise a Director Option in whole or in part by tendering to the Corporation whole shares of Common Stock or any combination of whole shares of Common Stock and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the Director Option is being exercised. For this purpose, the fair market value of the shares tendered by the Outside Director shall be the average of the high and low prices of the Common Stock as traded on the New York Stock Exchange on the exercise date (or, if the Common Stock is not traded on that date, the first preceding date on which the Common Stock was traded on the New York Stock Exchange). A Director Option may be exercised at any time or from time to time during the term of the Director Option as to any or all whole shares which have become subject to purchase pursuant to the terms of the Director Option or the Plan.

               (d) Termination of Director Option. If an Outside Director ceases to be a director of the Corporation for any reason other than death, any Director Option granted to that Outside Director may be exercised in whole or in part at any time within the three (3) year period immediately following the date on which his or her status as a director terminated. Leave of absence approved by the Inside Directors shall not constitute termination of status as director. In the event of the death of an Outside Director while serving as a director of the Corporation, any Director Option granted to that Outside Director may be exercised in whole or in part by the executor or administrator of the Outside Director's estate or by the person or persons entitled to the Director Option by will or by applicable laws of descent and distribution within three (3) years after the date of the Outside Director's death, whether or not the Director Option was otherwise exercisable at such date of death. Notwithstanding the foregoing provisions of this subsection (d), no option shall in any event be exercisable after the expiration of the period set forth in
          Section 7(b) above.

               (e) Nontransferability of Director Option. A Director Option may not be transferred by the Outside Director otherwise than by will or the laws of descent and distribution, and during the lifetime of the Outside
          Director shall be exercisable only by that Outside Director.

               (f) Certificates. The certificate or certificates for the shares issuable upon an exercise of a Director Option shall be issued as promptly as practicable after such exercise. An Outside Director shall not have any rights of a shareholder in respect to the shares of Common Stock subject to a Director Option until the date of issuance of a stock certificate for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of a Director Option, a fractional share would otherwise be issuable, then the Corporation shall pay cash in lieu thereof.

               (g) No Right to Continued Service. Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue as a director of the Corporation or affect any rights the Corporation or the shareholders of the Corporation may have to terminate that person's status as a director at any time.

           8. Section 162(m) Compliance. The purpose of this Section 8 is to permit the Incentive Compensation Subcommittee to grant Options or make Awards to a key employee who is a "covered employee" as defined in Prop. Reg. Section 1.162-27(c)(2) (a "Covered Employee") in a manner that causes such Options or Awards to be treated as qualified performance-based compensation excluded from the deduction limits of Section 162(m) of the Code. Options or Awards may be granted or made to a Covered Employee under this Section 8 in lieu of or in addition to Options or Awards granted or made under Section 5 or Section 6.

          Any Options granted under this Section 8 shall be subject to all terms and conditions set forth in Section 5 and shall also be subject to the following additional terms and conditions:

               (a) The number of shares of Common Stock subject to an Option granted under this Section 8 in any calendar year shall not exceed:

                    (i) in the case of the chief executive officer of the Corporation, one hundred thousand (100,000) shares; and

                    (ii) in the case of each of the four highest paid
               officers of the Corporation and its Subsidiaries, other than the chief executive officer of the Corporation, fifty thousand (50,000) shares.

          Any Awards made under this Section 8 shall be subject to all terms and conditions set forth in Section 6 and shall also be subject to the following additional terms and conditions:

               (b) An Award made under this Section 8 shall provide that shares of Common Stock subject thereto shall become freely transferable (and any other restrictions applicable thereto shall lapse) only upon the satisfaction of objective, quantified performance standards based on the Corporation's (or a Subidiary's) net operating income before taxes and extraordinary charges against income. The Incentive Compensation Subcommittee shall be solely responsible for setting actual performance targets in accordance with the performance standards set forth in the preceding sentence and for determining whether such targets have been attained.

               (c) The number of shares of Common Stock subject to an Award made under this Section 8 in any calendar year shall not exceed:

                    (i) in the case of the chief executive officer of the Corporation, twenty thousand (20,000) shares; and

                    (ii) in the case of each of the four highest paid
               officers of the Corporation and its Subsidiaries, other than the chief executive officer of the Corporation, ten thousand (10,000) shares.

           9. Incentive Stock Options and Non-Qualified Stock Options. Options granted under the Plan may be incentive stock options under Section 422A of the Code or non-qualified stock options. All Options granted hereunder shall be clearly identified as either incentive stock options or non-qualified stock options. In no event shall the exercise of an incentive stock option affect the right to exercise any non-qualified stock option, nor shall the exercise of any non-qualified stock option affect the right to exercise any incentive stock option. Nothing in this Plan shall be construed to prohibit the grant of incentive stock options and non-qualified stock options to the same person; provided, however, that incentive stock options and non-qualified stock options shall not be granted in a manner whereby the exercise of a non-qualified stock option or incentive stock option affects the exercisability of the other. Notwithstanding the foregoing, Director Options shall in all events be non-qualified stock options.

           10. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change in the nature of the shares of stock of the Corporation, the Committee (or, in the case of shares to be reserved for issuance pursuant to Director Options, the Inside Directors) shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan and in the option price under and/or the number and kind of shares covered by outstanding Options, Director Options or Awards granted under the Plan. Any determination of the Committee (or the Inside Directors) hereunder shall be conclusive.

           11. Tax Withholding. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan or whenever a Recipient first becomes subject to federal income tax on an Award of shares, the Corporation shall have the right to require the Optionee (or Recipient) or his or her legal representative to remit to the Corporation an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, and whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

          12. Amendment. The Board of Directors of the Corporation may amend the Plan from time to time and, with the consent of the affected Optionee, Outside Director or Recipient, the terms and provisions of his or her Option, Director Option or Award, except that, without the approval of the Corporation's shareholders:

               (a) the number of shares of Common Stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 10 hereof;

               (b) the option price under any Option (or Director Option) may not be reduced to less than the fair market value, as determined by the Committee (or the Inside Directors) consistent with the requirements of Section 422A of the Code, of the Common Stock on the date such Option or Director Option is granted except as provided in Section 10 hereof;

               (c)  the period during which an Option or Director
          Option may be exercised may not be extended beyond ten (10) years from the date on which such Option or Director Option was granted;

               (d) the class of employees or directors to whom Awards, Options or Director Options may be granted under the Plan shall not be modified materially; and

               (e) the benefits accruing to Recipients, Optionees or Outside Directors under the Plan shall not be increased materially within the meaning of Reg. 16b-3(a)(2)(ii)(A) promulgated under the 1934 Act.

          No amendment of the Plan, however, may, without the consent of the affected Optionee, Outside Director or Recipient, make any changes in any outstanding Options, Director Options or Awards theretofore granted under the Plan which would adversely affect the rights of such Optionee, Outside Director or Recipient. Furthermore, Section 7 of the Plan may not be amended more than once in any six (6) month period other than to comply with the requirements of the Code.

          13. Termination. The Board of Directors of the Corporation may terminate the Plan at any time and no Options, Director Options or Awards shall be granted thereafter. Such termination, however, shall not affect the validity of any Option, Director Option or Award theretofore granted under the Plan. In any event, no Option, Director Option or Award may be granted after the conclusion of a ten (10) year period commencing on the date the Plan was originally adopted or, if earlier, the date the Plan is approved by the Corporation's shareholders.

          14. Successors. The Plan shall be binding upon the successors and assigns of the Corporation.

          15.  Governing Law.  The terms of any Options, Director
     Options or Awards granted hereunder and the rights and obligations hereunder of the Corporation, the Optionees, Outside

     Directors and Recipients and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.

          16. Government and Other Regulations. The obligations of the Corporation to issue or transfer and deliver shares under Options, Director Options and Awards granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

          17. Effective Date. The Plan as amended shall become effective when it shall have been approved by the Corporation's shareholders and the Corporation's Board of Directors.

                    Adopted July 14, 1989
                    Amended May 16, 1991
                    Amended September 22, 1992
                    Amended March 17, 1993
                    Amended March 21, 1995

                          CENTRAL NEWSPAPERS, INC.
                            CLASS B COMMON STOCK
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 18, 1995

     The undersigned appoints Eugene S. Pulliam and Frank E. Russell, or either of them, with full power of substitution, as proxies to vote all shares of CLASS B COMMON STOCK held by the undersigned at the Annual Meeting of Shareholders of Central Newspapers, Inc. to be held April 18, 1995, at 10:00 a.m., Indianapolis time, and at any adjournment thereof, on the following matters:

          1.   ELECTION OF DIRECTORS

               FOR all eight nominees listed below (except
               as marked to the contrary below)   [_]

               WITHHOLDING AUTHORITY to vote for all nominees
               listed below   [_]

          KENT E. AGNESS, MALCOLM W. APPLEGATE, WILLIAM A. FRANKE, EUGENE S. PULLIAM, DAN QUAYLE, JAMES C. QUAYLE,
          FRANK E. RUSSELL, LOUIS A. WEIL, III
     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

          ______________________________________________________

          2.   APPROVAL OF AUDITORS

          FOR approval of Geo. S. Olive & Co. LLC as auditors for
          Central Newspapers, Inc. for the fiscal year ending
          December 31, 1995   [_]

          AGAINST approval of Geo. S. Olive & Co. LLC  [_]

          ABSTAIN   [_]

          3.   APPROVAL OF THE AMENDED AND RESTATED CENTRAL
               NEWSPAPERS, INC. STOCK COMPENSATION PLAN

          FOR approval of the Amended and Restated Central Newspapers,
          Inc. Stock Compensation Plan   [_]

          AGAINST approval of the Amended and Restated Stock
          Compensation Plan  [_]

          ABSTAIN  [_]

          4. In their discretion, upon such other business (none of which is known to management of Central Newspapers, Inc. as of the mailing date of this proxy) as may properly come before the meeting.

     IMPORTANT - This Proxy must be signed and dated on the reverse side.

                          [Reverse Side of Proxy]
                        (Continued from other side)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE OTHER SIDE OF THIS PROXY CARD. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE ACTION RECOMMENDED BY THE BOARD OF DIRECTORS AND, IN THE ABSENCE OF A RECOMMENDATION, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

     Please sign exactly and as fully as shown below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Dated: _________________________, 1995


                              ________________________________________
                                   (Signature)

                              ________________________________________
                                   (Signature if held jointly)

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                          CENTRAL NEWSPAPERS, INC.
                            CLASS A COMMON STOCK
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 18, 1995

     The undersigned appoints Eugene S. Pulliam and Frank E. Russell, or either of them, with full power of substitution, as proxies to vote all shares of CLASS A COMMON STOCK held by the undersigned at the Annual Meeting of Shareholders of Central Newspapers, Inc. to be held April 18, 1994, at 10:00 a.m., Indianapolis time, and at any adjournment thereof, on the following matters:

          1.   ELECTION OF DIRECTORS
               FOR all eight nominees listed below (except
               as marked to the contrary below)   [_]

               WITHHOLDING AUTHORITY to vote for all nominees
               listed below   [_]

          KENT E. AGNESS, MALCOLM W. APPLEGATE, WILLIAM A. FRANKE, EUGENE S. PULLIAM, DAN QUAYLE, JAMES C. QUAYLE,
          FRANK E. RUSSELL, LOUIS A. WEIL, III
     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

          _________________________________________________

          2.   APPROVAL OF AUDITORS

          FOR approval of Geo. S. Olive & Co. LLC as auditors for
          Central Newspapers, Inc. for the fiscal year ending
          December 31, 1995   [_]

          AGAINST approval of Geo. S. Olive & Co. LLC  [_]

          ABSTAIN   [_]

          3.   APPROVAL OF THE AMENDED AND RESTATED CENTRAL
               NEWSPAPERS, INC. STOCK COMPENSATION PLAN

          FOR approval of the Amended and Restated Central Newspapers,
          Inc. Stock Compensation Plan   [_]

          AGAINST approval of the Amended and Restated Stock
          Compensation Plan  [_]

          ABSTAIN  [_]

          4. In their discretion, upon such other business (none of which is known to management of Central Newspapers, Inc. as of the mailing date of this proxy) as may properly come before the meeting.


     IMPORTANT - This Proxy must be signed and dated on the reverse side.
                          [Reverse Side of Proxy]

                        (Continued from other side)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE OTHER SIDE OF THIS PROXY CARD. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE ACTION RECOMMENDED BY THE BOARD OF DIRECTORS AND, IN THE ABSENCE OF A RECOMMENDATION, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

     Please sign exactly and as fully as shown below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Dated:  ______________________, 1995


                                   __________________________________
                                   (Signature)

                                   __________________________________
                                   (Signature if held jointly)

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.